As filed with the Securities and Exchange Commission on December 1, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

Longs Drug Stores Corporation

(Exact Name of Registrant as Specified in Its Charter)

Maryland	141 North Civic Drive Walnut Creek, California, 94596	68-0048627
(State of Incorporation)	(Address of Principal Executive Offices)	(I.R.S. Employer Identification No.)

LONGS DRUG STORES CORPORATION

Amended and Restated 1995 Long-Term Incentive Plan

(Full title of the plan)

William J. Rainey

Senior Vice President, General Counsel and Secretary

LONGS DRUG STORES CORPORATION

141 North Civic Drive

Walnut Creek, California 94596

(925) 937-1170

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Calculation of Registration Fee

Title of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.50 par value	4,000,000	$43.115	$172,460,000.00	$18,453.22

(1)	Estimated for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”) based on the average ($43.115) of the high ($43.43) and low ($42.80) prices of the common stock as reported on the New York Stock Exchange on November 28, 2005.

STATEMENT UNDER GENERAL INSTRUCTION E – REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement registers additional securities of the same class as other securities for which Registration Statements on Form S-8 relating to Registrant’s 1995 Long-Term Incentive Plan, as amended and restated, are effective. Accordingly, the contents of the previous Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (“SEC”) on August 5, 1994 (File No. 033-54959), (ii) August 29, 2002 (File No. 333-98913), and (iii) August 29, 2002 (File No. 033-54959), are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the SEC are incorporated herein by reference:

•	the Issuer’s Annual Report on Form 10-K for the fiscal year ended January 27, 2005, filed with the SEC on April 11, 2005, including the portions of the Issuer’s definitive proxy statement specifically incorporated by reference into such Annual Report;

•	the Issuer’s Quarterly Reports on Form 10-Q for the period ended April 28, 2005, filed with the SEC on June 2, 2005, for the period ended July 28, 2005, filed with the SEC on September 1, 2005, and for the period ended October 27, 2005, filed with the SEC on December 1, 2005;

•	the Issuer’s Current Reports on Form 8-K by the Issuer, filed with the SEC on April 11, 2005, April 14, 2005, April 18, 2005, May 5, 2005, May 18, 2005, May 24, 2005, June 2, 2005, July 6, 2005, July 7, 2005, August 4, 2005, August 17, 2005, September 1, 2005, October 6, 2005, November 3, 2005, November 16, 2005, November 17, 2005 and November 21, 2005;

•	Description of the Issuer’s common stock contained in the registration statement on Form 8-A filed with the SEC on August 21, 1986 (File No. 1-8978), pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description; and

•	All documents filed by the Issuer with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

In addition, the Annual Report on Form 11-K for the fiscal year ended December 31, 2004 filed with the SEC by the Longs Drug Stores Corporation Employee Savings and Profit Sharing Plan on June 27, 2005 is incorporated herein by reference.

Item 8. Exhibits.

Number	Exhibit
5.1	Opinion of Counsel re Legality (Consent of Counsel included therein)
10.1(1)	Longs Drug Stores Corporation Amended and Restated 1995 Long-Term Incentive Plan
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Counsel (contained in Exhibit 5.1 hereto)
24.1	Power of Attorney (included on the signature page of this registration statement)

(1)	Incorporated by reference from the Registrant’s Proxy Statement filed as of April 11, 2005 in connection with the Annual Meeting of Stockholders held on May 24, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Longs Drug Stores Corporation, a Maryland corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on this 1st day of December, 2005.

LONGS DRUG STORES CORPORATION

By:	/s/ Warren F. Bryant
Warren F. Bryant
Chairman of the Board of Directors, President and Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Steven F. McCann and William J. Rainey, jointly and severally, with full power of substitution and resubstitutions and full power to act without the other, his or her true and lawful attorneys-in-fact and agents to act for him or her in his or her name, place or stead, in any and all capacities, to sign any amendments to this registration statement on Form S-8 (including post-effective amendments) and to file such amendments, together with exhibits and other documents in connection therewith, with the SEC, granting to each attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Warren F. Bryant	Chairman of the Board of Directors, President and Chief Executive Officer	December 1, 2005
Warren F. Bryant

/s/ Steven F. McCann	Executive Vice President, Chief Financial Officer and Treasurer	December 1, 2005
Steven F. McCann

/s/ Roger L. Chelemedos	Group Vice President and Controller	December 1, 2005
Roger L. Chelemedos

/s/ Leroy T. Barnes, Jr.	Director	December 1, 2005
Leroy T. Barnes, Jr.

/s/ Murray H. Dashe	Director	December 1, 2005
Murray H. Dashe

/s/ Robert M. Long	Director	December 1, 2005
Robert M. Long

/s/ Mary S. Metz, Ph.D.	Director	December 1, 2005
Mary S. Metz, Ph.D.

/s/ Harold R. Somerset	Director	December 1, 2005
Harold R. Somerset

/s/ Donald L. Sorby, Ph.D.	Director	December 1, 2005
Donald L. Sorby, Ph.D.

/s/ Anthony G. Wagner	Director	December 1, 2005
Anthony G. Wagner

/s/ Donna A. Tanoue	Director	December 1, 2005
Donna A. Tanoue

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INDEX TO EXHIBITS

Number	Exhibit	Page
5.1	Opinion of Counsel re Legality (Consent of Counsel included therein)
10.1(1)	Longs Drug Stores Corporation Amended and Restated 1995 Long-Term Incentive Plan
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Counsel (contained in Exhibit 5.1 hereto)
24.1	Power of Attorney (included on the signature page of this registration statement)

(1)	Incorporated by reference from the Registrant’s Proxy Statement filed as of April 11, 2005 in connection with the Annual Meeting of Stockholders held on May 24, 2005.

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